                                                                    Exhibit 4.2

                    THIRD AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Third Amendment") is entered into as of the 7th day of January, 1997, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), SUNTRUST BANK, NASHVILLE, N.A., a national banking association ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "Lenders" (SunTrust and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders (the "Agent").

                                R E C I T A L S:

         WHEREAS, Lenders, Agent and Nelson entered into an Amended and Restated Credit Agreement dated as of December 13, 1995, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 3, 1996, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 15, 1996 (the "Second Amendment") (as amended or otherwise modified from time to time, the "Credit Agreement"), wherein Lenders agreed to extend certain financial accommodations to Nelson; and

         WHEREAS, Nelson previously requested that Lenders consent to the sale of all of the music assets of the subsidiaries and divisions of Nelson listed on Exhibit A attached hereto and incorporated herein by this reference (the "Music Asset Sales"), which consent was granted by Lenders pursuant to the Second Amendment; and

         WHEREAS, the Second Amendment requires Nelson and Lenders to amend the Credit Documents (as defined in the Credit Agreement) in accordance with the terms and provisions of the Second Amendment; and

         WHEREAS, Nelson and Lenders desire to further amend the terms of the Credit Documents in accordance with the terms contained herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the parties hereby agree as follows:

         1. Defined Terms. All defined terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

         2. Extension of Closing Date. Section 3 of the Second Amendment is hereby deleted in its entirety. The Music Asset Sales shall be consummated, and the Actual Net Proceeds (as defined in Section 3 of this Third Amendment) shall be applied as set forth in this Third Amendment, on or prior to January 31, 1997 (the "Closing Date").

         3. Actual Net Proceeds. Nelson hereby represents and warrants to Lenders that the actual net proceeds to Nelson resulting from the Music Asset Sales shall be approximately $90,000,000.00 (the "Actual Net Proceeds").

         4. Section 2.06 of the Credit Agreement. Lenders hereby agree that the provisions of Section 2.06 of the Credit Agreement shall not apply to Nelson's application of the Actual Net Proceeds. Lenders and Nelson agree that Lenders' waiver of Section 2.06 of the Credit Agreement as set forth in this
Section 4 shall apply only to the application of the Actual Net Proceeds resulting from the Music Asset Sales and shall not extend to any future Asset Sales that may be contemplated by Nelson, without the express written consent of Lenders.

         5. Section 11.03 of the Credit Agreement. Lenders hereby agree that the provisions of Section 11.03 of the Credit Agreement shall not apply to the Music Asset Sales. Lenders and Nelson agree that Lender's waiver of Section
11.03 of the Credit Agreement as set forth in this Section 5 shall apply only to the Music Asset Sales and shall not extend to any future Asset Sales that may be contemplated by Nelson, without the express written consent of Lenders.

         6. Prudential Debt. Notwithstanding any provision to the contrary set forth in the Credit Agreement, Lenders hereby agree that approximately $35,000,000.00 of the Actual Net Proceeds (the "Prudential Payment") shall be utilized by Nelson to pay in full the indebtedness evidenced by the $35,000,000.00 6.90% Series A Senior Notes executed by Nelson to The Prudential Insurance Company of America dated January 3, 1996 and due December 31, 2007 (collectively the "Prudential Notes"). Nelson hereby represents and warrants that no prepayment penalty is included in the Prudential Payment.

         7. Balance of Actual Net Proceeds. Nelson and Lenders hereby agree that the balance of the Actual Net Proceeds remaining after payment in full of the Prudential Notes shall be applied to repay all of the outstanding indebtedness evidenced by the Revolving Credit Notes on the Closing Date (the "Revolver Paydown"). Nelson and Lenders further agree that the balance of the Actual Net Proceeds remaining after payment in full of the Prudential Notes and the Revolver Paydown, if any, shall be used by Nelson for working capital needs and for other general corporate purposes

(which shall include acquisitions and capital expenditures of the Consolidated Companies).

         8. Revolving Loan Commitments. Lenders and Nelson hereby agree that the Revolving Loan Commitments are hereby permanently reduced to Seventy Five Million and No/100 Dollars ($75,000,000.00), subject to any increase or decrease from time to time as a result of any reduction thereof pursuant to
Section 2.04, Section 2.05, Section 2.06 or Section 2.07 of the Credit Agreement, any assignment thereof pursuant to Section 14.06 of the Credit Agreement, or any amendment thereof pursuant to Section 14.02 of the Credit Agreement, and subject to further revision as Nelson and Lenders may agree in writing (the "Revolving Loan Commitments"). Notwithstanding the provisions of
Section 2.06 of the Credit Agreement, the application of the Revolver Paydown described in Section 7 hereof shall not result in a permanent reduction to the Revolving Loan Commitments. After the application of the Revolver Paydown, the Revolving Loan Commitments shall be Seventy Five Million and No/100 Dollars ($75,000,000.00), subject to the increases and decreases as set forth in the first sentence of this Section 8.

         9. Future Borrowings under Revolving Loan Commitments. Lenders and Nelson hereby agree that any future reborrowings by Nelson under the Revolving Loan Commitments, as reduced by Section 8 hereof, for any use other than for working capital and for other general corporate purposes (which shall include acquisitions and capital expenditures of the Consolidated Companies) shall not be permitted without the express written consent of Lenders.

         10. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

         11. Full Force and Effect. Except as specifically amended by this Third Amendment, all other terms and provisions of the Credit Agreement shall remain in full force and effect.

         12. No Other Waiver. Except as expressly stated herein, no other waiver of any term or provision of the Credit Agreement shall be inferred or implied.

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the date first above written.

                                    THOMAS NELSON, INC.


                                    By: /s/ Joe L. Powers
                                       -------------------------------------
                                    Title: Executive Vice President
                                          ----------------------------------

ACCEPTED AND AGREED TO:

SUNTRUST BANK, NASHVILLE, N.A., as Agent

By: /s/ J. Fred Turner
   --------------------------------------
Title: Executive Vice President
      -----------------------------------
Acceptance Date: January 6, 1997
                -------------------------


SUNTRUST BANK, NASHVILLE, N.A.

By: /s/ J. Fred Turner
   --------------------------------------
Title: Executive Vice President
      -----------------------------------
Acceptance Date: January 6, 1997
                -------------------------


NATIONSBANK OF TEXAS, N.A.

By: /s/ Pamela S. Kurtzman
   --------------------------------------
Title: Vice President
      -----------------------------------
Acceptance Date: January 6, 1997
                -------------------------


CREDITANSTALT-BANKVEREIN

By: /s/ Robert M. Biringer
   --------------------------------------
Title: Executive Vice President
      -----------------------------------


By: /s/ Joseph P. Longosz
   --------------------------------------
Title: Vice President
      -----------------------------------
Acceptance Date: January 6, 1997
                -------------------------


NATIONAL CITY BANK, KENTUCKY

By: /s/ Kevin L. Anderson
   --------------------------------------
Title: Vice President
      -----------------------------------
Acceptance Date: January 6, 1997
                -------------------------

FIRST AMERICAN NATIONAL BANK

By: /s/ Scott M. Bane
   --------------------------------------
Title: Senior Vice President
      -----------------------------------
Acceptance Date: January 6, 1997
                -------------------------

         The undersigned join in the execution of this Third Amendment in order to acknowledge their consent to the terms and provisions of this Third Amendment and to confirm that the execution of this Third Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Amended and Restated Guaranty Agreement executed as of December 13, 1995 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, PPC, Inc., a corporation organized and existing under the laws of the State of North Carolina, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, Morningstar Radio Network, Inc., a corporation organized and existing under the laws of the State of Texas, Nelson Word Ltd., a corporation organized and existing under the laws of the United Kingdom, Word Communications, Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct, Inc., a corporation organized and existing under the laws of the State of Texas, Word Direct Partners, L.P., a limited partnership organized and existing under the laws of the State of Texas, The C.R. Gibson Company, a corporation organized and existing under the laws of the State of Delaware, 855673 Ontario Limited, a corporation organized and existing under the laws of Ontario, Canada, in favor of SunTrust Bank, Nashville, N.A., a national banking association, in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.

                                    WORD, INCORPORATED


                                    By: /s/ Joe L. Powers
                                       --------------------------------------
                                    Title: Executive Vice President
                                          -----------------------------------

                                    PPC, INC.


                                    By: /s/ Joe L. Powers
                                       --------------------------------------
                                    Title: Executive Vice President
                                          -----------------------------------

                                    EDITORIAL CARIBE, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    MORNINGSTAR RADIO NETWORK, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    NELSON WORD LTD.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    WORD COMMUNICATIONS, LTD.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    WORD DIRECT, INC.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    WORD DIRECT PARTNERS, L.P.


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------

                                    THE C. R. GIBSON COMPANY


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------


                                    855763 ONTARIO LIMITED


                                    By: /s/ Joe L. Powers
                                       ---------------------------------------
                                    Title: Executive Vice President
                                          ------------------------------------

                                   EXHIBIT A

                               Music Asset Sales
         1.      Word Incorporated Music Assets

         2.      Unison Division Music Assets

         3.      Word Direct Partners, L.P. Music Assets

         4.      Nelson Word Ltd. Music Assets

         5.      Word Communications, Ltd. Music Assets

         6.      Word Non-Music Trademarks (Registration #'s 1,130,259 and
                 1,953,046)